UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2020

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 1.01	Entry into a Definitive Material Agreement.

As previously announced, on December 27, 2019, Cinedigm Corp. (the “Company”) entered into, and on February 14, 2020 amended, a stock purchase agreement (as so amended, the “Stock Purchase Agreement”) with BeiTai Investment LP (“BeiTai”) and Aim Right Ventures Limited (“Aim Right”), two shareholders of Starrise Media Holdings Limited, a leading Chinese entertainment company (“Starrise”), to buy from them an aggregate of 410,901,000 outstanding Starrise ordinary shares (the “Share Acquisition”). As previously announced, on February 14, 2020, the Company purchased 162,162,162 of the Starrise ordinary shares from BeiTai, and issued to BeiTai 21,646,604 shares of its Class A common stock in consideration therefor.

On April 10, 2020, the Company entered into a stock purchase agreement (the “April Stock Purchase Agreement”) with five (5) shareholders of Starrise—Bison Global Investment SPC - Bison Global No. 1 SP, Huatai Investment LP, Antai Investment LP, Mingtai Investment LP and Shangtai Asset Management LP, to buy an aggregate of 223,380,000 outstanding Starrise ordinary shares from them and for the Company to issue to them an aggregate of 29,855,081 shares of its Class A common stock in consideration therefor (the “April Share Acquisition”). The April Stock Purchase Agreement contains certain conditions to closing, including that the Company obtain approval of its stockholders, applicable lenders, and regulatory authorities, as applicable, and representations and warranties and covenants as are customary for transactions of this type. On April 15, 2020, the April Share Acquisition was consummated.

On April 15, 2020, the Company executed a letter amendment (the “Letter Amendment”) to the Convertible Subordinated Promissory Note (the “Note”), dated July 12, 2019, issued to Bison Global Investment SPC for and on behalf of Global Investment SPC-Bison Global No. 1 SP by Cinedigm Corp. Among other things, the Letter Amendment amended the Note, effective as of March 4, 2020, to change the maturity date of the note to March 4, 2021.

The foregoing descriptions of the April Stock Purchase Agreement and the Letter Amendment do not purport to be complete and are qualified in their entirety by reference to and incorporate herein by reference the full text of the April Stock Purchase Agreement and the Letter Amendment, which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively.

Item 1.02	Termination of a Material Agreement.

On April 10, 2020, the Company, in accordance with the terms of the Stock Purchase Agreement, terminated its obligation to purchase Starrise ordinary shares from Aim Right.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The shares of Class A common stock were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBIT INDEX

Exhibit No.	Description

4.1	Letter Amendment dated April 15, 2020 by and between Bison Global Investment SPC for and on behalf of Global Investment SPC-Bison Global No. 1 SP and Cinedigm Corp.

10.1	Stock Purchase Agreement dated April 10, 2020, among Cinedigm Corp., Bison Global Investment SPC - Bison Global No. 1 SP, Huatai Investment LP, Antai Investment LP, Mingtai Investment LP and Shangtai Asset Management LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.

Dated: April 16, 2020	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Operating Officer, President of Digital Cinema, General Counsel and Secretary